___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2024

EQUUS TOTAL RETURN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00098	76-0345915
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 Louisiana Street, 41st Floor Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 529-0900

700 Louisiana Street, 48th Floor, Houston, Texas 77002

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2024, the Board of Directors (“Board”) of Equus Total Return, Inc. (the “Company”) appointed Fraser Atkinson as its independent Chairman. Mr. Atkinson has been an independent member of the Board since 2010 and has served as the Chair of the Company’s Audit Committee since his election to the Board. He will continue to serve as Chair of the Audit Committee in addition to his service as Board Chairman. Mr. Atkinson has also served on the Company’s Compensation Committee and Corporate Governance and Nominating Committee and will continue to serve in such capacity following his appointment as Board Chairman.

Also on December 30, 2024, the Board appointed John J. May as an independent director to fill the vacancy on the Board resulting from the recent passing of Robert L. Knauss, to serve until the next annual meeting of the Company’s shareholders. The Board also appointed Mr. May to serve as an independent member of the Company’s Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Other than the foregoing, there are no arrangements or understandings between Mr. May and any other person pursuant to which Mr. May was selected as a director.

John J. May, age 76, is currently the Managing Partner of City & Westminster Corporate Finance LLP. He is also a director of LGX Energy Corp., Key Mining Corp, and the Chairman of the Small Business Bureau Limited and the Genesis Initiative Limited – an advocate of micro and small and medium-sized businesses in the United Kingdom. He is also a principal of a boutique Charted Accountancy practice in London. Previously, Mr. May has served as a director and principal of a variety of private and public companies in the United States and internationally.

Item 8.01	Other Events.

On January 6, 2025, the Company issued a press release announcing the appointments described in Item 5.02 above. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued on January 6, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equus Total Return, Inc.
Date: January 6, 2025	By: /s/ Kenneth I. Denos
Name: Kenneth I. Denos
Title: Secretary